Exhibit 24.1
Form S-2
Buyers United, Inc.

                                POWER OF ATTORNEY

      Know all men by these presents, that each person whose signature appears below constitutes and appoints Theodore Stern and Paul Jarman (with full power to each of them to act alone) as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead in all capacities stated below to sign any or all amendments or post-effective amendments to the registration statement to which this Power of Attorney is included as an exhibit, including registration statements filed or amendments made pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices or other document necessary or advisable to comply with the applicable state securities laws, and to file the same, together with all other documents in connection therewith, with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


/s/ Theodore Stern, Director                               Date: April 5, 2004


/s/ Gary Smith, Director                                   Date: April 5, 2004


/s/ Edward Dallin Bagley, Director                         Date: April 5, 2004


/s/ Steve Barnett, Director                                Date: April 5, 2004


/s/ Paul Jarman, Director                                  Date: April 5, 2004